EXHIBIT A
                           MARBEL ENERGY CORPORATION
                  UNAUDITED CONSOLIDATED FINANCIAL INFORMATION


          A consolidating balance sheet, statement of income and statement of retained earnings of the claimant and its subsidiary companies.

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
                                                                                                               Exhibit A

                                  Marbel Energy Corporation - Consolidating Balance Sheet
                                                       (Unaudited)
                                                    December 31, 2002
                                                     (In Thousands)

                                                                       Northeast                              Consolidated
                                             Marbel Energy    Marbel  Ohio Natural  Total Marbel    Marbel     Marbel Energy
                                              Corporation     Holdco    Gas Corp.    Companies   Eliminations  Corporation
                                             -------------    ------  ------------  ------------ ------------ -------------
                 ASSETS
                 ------
CURRENT ASSETS:
 Cash and cash equivalents                      $  5,837     $    865    $   864       $  7,566   $       -     $  7,566
 Accounts receivable                                 655        7,788      1,215          9,658           -        9,658
 Notes receivable                                 14,889            -          -         14,889           -       14,889
 Inventories and other                                33            -        245            278           -          278
                                                 -------      -------     ------        -------    --------      -------
                                                  21,414        8,653      2,324         32,391           -       32,391
                                                 -------      -------     ------        -------    --------      -------
PROPERTY-PLANT AND EQUIPMENT:
 In service                                        2,655            -     13,524         16,179           -       16,179
 Less-Accumulated provision for depreciation         798            -      4,297          5,095           -        5,095
                                                 -------      -------     ------        -------    --------      -------
                                                   1,857            -      9,227         11,084           -       11,084
 Construction work in progress                         -            -        451            451           -          451
                                                 -------      -------     ------        -------    --------      -------
                                                   1,857            -      9,678         11,535           -       11,535
                                                 -------      -------     ------        -------    --------      -------
OTHER ASSETS:
 Notes receivable associated companies            15,385            -          -         15,385     (15,385)           -
 Investment in subsidiaries                      150,527            -          -        150,527    (150,527)           -
 Other property and investments                       73      155,779          -        155,852           -      155,852
 Other deferred charges                                -            -        198            198           -          198
                                                 -------      -------     ------        -------    --------      -------
                                                 165,985      155,779        198        321,962    (165,912)     156,050
                                                 -------      -------     ------        -------    --------      -------
               TOTAL ASSETS                     $189,256     $164,432    $12,200       $365,888   $(165,912)    $199,976
                                                 =======      =======     ======        =======    ========      =======

     LIABILITIES AND CAPITALIZATION
     ------------------------------
CURRENT LIABILITIES:
 Accounts payable                               $ 18,061     $      -    $ 1,188       $ 19,249   $       -     $ 19,249
 Accrued taxes                                       888        3,472         23          4,383           -        4,383
 Other                                               318            -        116            434           -          434
                                                 -------      -------     ------        -------    --------      -------
                                                  19,267        3,472      1,327         24,066           -       24,066
                                                 -------      -------     ------        -------    --------      -------
OTHER LIABILITIES:
 Deferred income taxes                            23,229        6,242       (321)        29,150           -       29,150
 Notes payable associated companies                    -        7,375      8,010         15,385     (15,385)           -
 Other                                               762            -          -            762           -          762
                                                 -------      -------     ------        -------    --------      -------
                                                  23,991       13,617      7,689         45,297     (15,385)      29,912
                                                 -------      -------     ------        -------    --------      -------
CAPITALIZATION:
 Common stock                                      3,106            -        592          3,698        (592)       3,106
 Additional paid-in-capital                       94,696      128,666      3,350        226,712    (132,016)      94,696
 Accumulated other comprehensive income           (5,552)      (5,552)         -        (11,104)      5,552       (5,552)
 Retained earnings                                53,748       24,229       (758)        77,219     (23,471)      53,748
                                                 -------      -------     ------        -------    --------      -------
                                                 145,998      147,343      3,184        296,525    (150,527)     145,998
                                                 -------      -------     ------        -------    --------      -------
    TOTAL LIABILITIES AND CAPITALIZATION        $189,256     $164,432    $12,200       $365,888   $(165,912)    $199,976
                                                 =======      =======     ======        =======    ========      =======

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                                                                                                                  Exhibit A

                                Marbel Energy Corporation - Consolidating Income Statement
                                                       (Unaudited)
                                          For the Year Ended December 31, 2002
                                                     (In Thousands)

                                                                          Northeast                              Consolidated
                                               Marbel Energy    Marbel   Ohio Natural  Total Marbel   Marbel     Marbel Energy
                                                Corporation     Holdco     Gas Corp.     Companies  Eliminations  Corporation
                                               -------------    ------   ------------  ------------ ------------ -------------

 OPERATING REVENUES:
 Gas sales                                       $ 1,348       $     -     $ 5,923       $ 7,271     $     -       $ 7,271
 Other                                             1,631             -       1,326         2,957      (1,474)        1,483
                                                  ------        ------      ------        ------      ------        ------
     TOTAL OPERATING REVENUES                      2,979             -       7,249        10,228      (1,474)        8,754

 OPERATING EXPENSES:
 Purchased gas costs                               1,348             -       4,256         5,604           -         5,604
 Other expenses                                    1,197           780       2,186         4,163      (1,474)        2,689
 Provision for depreciation and amortization          62           260         435           757           -           757
 General taxes                                        20           166         431           617           -           617
                                                  ------        ------      ------        ------      ------        ------
     TOTAL OPERATING EXPENSES                      2,627         1,206       7,308        11,141      (1,474)        9,667

 OPERATING INCOME                                    352        (1,206)        (59)         (913)          -          (913)

 OTHER INCOME & EXPENSES:
 Equity in subsidiary earnings                     8,171             -           -         8,171      (8,171)            -
 Income from Great Lakes                               -        17,017           -        17,017           -        17,017
 Other income (expense)                            1,527             -           -         1,527      (1,841)         (314)
 Interest expense                                    (13)         (444)     (1,367)       (1,824)      1,841            17
                                                  ------        ------      ------        ------      ------        ------
     TOTAL OTHER INCOME & EXPENSES                 9,685        16,573      (1,367)       24,891      (8,171)       16,720

 NET INCOME BEFORE TAXES                          10,037        15,367      (1,426)       23,978      (8,171)       15,807

 INCOME TAXES                                        757         6,238        (468)        6,527           -         6,527
                                                  ------        ------      ------        ------      ------        ------

 NET INCOME                                      $ 9,280       $ 9,129     $  (958)      $17,451     $(8,171)      $ 9,280
                                                  ======        ======      ======        ======      ======        ======
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                                                                                                                     Exhibit A

                             Marbel Energy Corporation - Consolidating Retained Earnings
                                                       (Unaudited)
                                          For the Year Ended December 31, 2002
                                                     (In Thousands)

                                                                                                                    Consolidated
                                                                     Northeast                                         Marbel
                                      Marbel Energy    Marbel     Ohio Natural     Total Marbel       Marbel           Energy
                                       Corporation     Holdco       Gas Corp.        Companies     Eliminations      Corporation
                                      -------------    ------     ------------      -----------    ------------     ------------

Balance at beginning of year             $ 44,468     $15,100         $ 200         $ 59,768        $ (15,300)        $ 44,468
Net income                                  9,280       9,129          (958)          17,451           (8,171)           9,280
                                          -------      ------          ----          -------         --------          -------

Balance at end of year                   $ 53,748     $24,229         $(758)        $ 77,219        $ (23,471)        $ 53,748
                                          =======      ======          =====          =======        ========          =======

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